UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 19, 2025 (March 19, 2025)

SL GREEN REALTY CORP.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation or organization)

1-13199	13-3956775
(Commission File Number)	(I.R.S. Employer Identification No.)

One Vanderbilt Avenue	10017
New York, New York	(Zip Code)
(Address of principal executive offices)

(212) 594-2700

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[☐]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[☐]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[☐]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[☐]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Trading Symbol	Title of Each Class	Name of Each Exchange on Which Registered
SL Green Realty Corp.	SLG	Common Stock, $0.01 par value	New York Stock Exchange
SL Green Realty Corp.	SLG.PRI	6.500% Series I Cumulative Redeemable Preferred Stock, $0.01 par value	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [☐]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On March 19, 2025, our Board of Directors appointed Ms. Peggy Lamb as a member of our Board of Directors and as a member of our Compensation Committee effective March 19, 2025. There is no arrangement or understanding between Ms. Lamb and any other persons pursuant to which Ms. Lamb was appointed as a director. There are no related party transactions between us and Ms. Lamb, and as of the date hereof Ms. Lamb does not own any of our shares of common stock. Ms. Lamb will participate in the compensation arrangements for non-employee directors as described in our Proxy Statement, filed with the Securities and Exchange Commission on April 19, 2024. A copy of the press release announcing the appointment of Ms. Lamb is hereby incorporated by reference and attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

(d)     Exhibits

99.1	Press Release, dated March 19, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SL GREEN REALTY CORP.

/s/ Andrew S. Levine
Name:	Andrew S. Levine
Title:	Chief Legal Officer, General Counsel and Executive Vice President

Date: March 19, 2025